Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANEX-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Touchmark Bancshares, Inc. (the “Company”), each certify on the date of this certification:

1.                                      The annual report of the Company for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date (the “Report”) fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Touchmark Bancshares, Inc.

Date: March 30, 2012	By:	/s/ Pin Pin Chau

Pin Pin Chau

President and Chief Executive Officer

(principal executive officer)

Date: March 30, 2012	By:	/s/ Jorge L. Forment

Jorge L. Forment

Chief Financial Officer

(principal financial and accounting officer)